InvenTrust Properties

Essential **Retail**. Smart **Locations**.®

IVT LISTED NYSE

NEWS RELEASE

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Publishes Inaugural Environmental, Social and Governance Report

DOWNERS GROVE, Ill – June 30, 2022 – InvenTrust Properties Corp. ("InvenTrust" or the "Company") (NYSE: IVT) today announced the release of its inaugural Environmental, Social, and Governance ("ESG") Report underscoring InvenTrust's commitment to corporate responsibility initiatives and added transparency to these crucial matters. The report highlights InvenTrust's 2021 ESG achievements as well as the Company's future commitments and is available on the ESG page of the Company's website.

"I am extremely pleased to share our inaugural ESG Report, which outlines InvenTrust's commitments toward being an even greater corporate partner to the environment and the communities we serve," stated Daniel (DJ) Busch, InvenTrust's President and Chief Executive Officer. "InvenTrust's assets in the Sun Belt lend themselves well to environmental initiatives such as smart irrigation, cool roofs, and EV car charging stations. Moreover, InvenTrust is focused on social initiatives by providing an engaging and rewarding work environment for our employees and furthering the Company's charitable efforts."

Key highlights from the 2021 ESG Report:

- Set measurable five-year environmental, social and governance goals including:
  - Upgrading landlord-controlled common area lighting to energy efficient LEDs at all properties
  - Educating 100% of employees on diversity, equity, and inclusion through annual training
  - Achieving 30% diversity among the Board of Directors
- Upgraded the common area lighting to energy efficient LEDs at 15 shopping centers
- Formalized an ESG Steering Committee to include all members of the Leadership Team
- Tied executives' compensation to measurable ESG initiatives including improving annual GRESB score, publishing an ESG report, and setting measurable targets
- Launched a hybrid work environment including half-day Fridays to, not only prioritize the health and well-being of its employees, but also provide time during traditional work hours for team members to pursue charitable endeavors if desired.

NEWS RELEASE    Created a Tenant & Community Sustainability Guide that lists best practices to help our retailers minimize their environmental impact About InvenTrust Properties Corp. InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires, and manages grocery anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance (ESG) practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of March 31, 2022, the Company is an owner and manager of 63 retail properties, representing 10.6 million square feet of retail space. For more information, please visit www.inventrustproperties.com. Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding management’s intentions, beliefs, expectations, representations, plans, or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “objective,” “goal,” “aim,” “commit,” “strategy,” “likely,” “will,” “would,” “should,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward- looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; the Company's ability to maintain the New York Stock Exchange ("NYSE") listing requirements; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this report. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels

      NEWS RELEASE   Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.